EXECUTION VERSION	Exhibit 4.6

SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS SECOND AMENDMENT dated as of June 26, 2020 (the or this “Second Amendment”) to the Note Purchase Agreement (as defined below) is among The Marcus Corporation, a Wisconsin corporation (the “Company”), and each of the institutions set forth on the signature pages to this Second Amendment (collectively, the “Noteholders”).

RECITALS

A.      The Company and each of the Noteholders have heretofore entered into the Note Purchase Agreement dated as of June 27, 2013 (the “Original Note Purchase Agreement”).  The Company has heretofore issued $50,000,000 4.02% Senior Notes due August 14, 2025 (the “Notes”) pursuant to the Note Purchase Agreement.

B.     The Company and the Noteholders have heretofore entered into that certain First Amendment to the Note Purchase Agreement dated as of April 29, 2020 (the “First Amendment”).  The Original Note Purchase Agreement, as amended by that certain First Amendment is hereinafter referred to as the “Note Purchase Agreement”.  As of the date hereof, $50,000,000 of the Notes are outstanding.  The Noteholders are the holders of 100% of the outstanding principal balance of the Notes.

C.     The Company and the Noteholders now desire to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.

D.      Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

E.     All requirements of law have been fully complied with and all other acts and things necessary to make this Second Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Second Amendment set forth in Section 2.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

ARTICLE I

AMENDMENTS TO NOTE PURCHASE AGREEMENT

The introductory clause of Section 9.9(f) of the Note Purchase Agreement is hereby amended and restated as follows:

“(f) By no later than August 14, 2020 (the “Post Closing Date”), the Company shall deliver the following to Collateral Agent (each in form and substance satisfactory to the Required Holders):”

ARTICLE II

CONDITIONS TO EFFECTIVENESS

Section 2.1.      This Second Amendment shall not become effective until, and shall become effective (the “Second Amendment Effective Date”) when, each and every one of the following conditions shall have been satisfied:

(a)       executed counterparts of this Second Amendment, duly executed by the Company and the holders of 100% of the outstanding Notes shall have been delivered to the Noteholders;

(b)      the holders of Notes shall have received evidence satisfactory to them that the Note Purchase Agreement dated as of December 21, 2016 has been amended substantially as proposed in the form annexed hereto as Exhibit A ;

(c)       the Noteholders shall have received evidence satisfactory to them that the Bank Credit Agreement have been amended substantially as proposed in the form annexed hereto as Exhibit B;

(d)      the representations and warranties of the Company set forth Section 5 of the Note Purchase Agreement, as amended by this Second Amendment, are true and correct on and with respect to the date hereof;

(e)       the Noteholders shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Second Amendment, certified by its Secretary or an Assistant Secretary; and

(f)      the Company shall have paid the fees and expenses of Chapman and Cutler LLP, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Second Amendment.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1.      To induce the Noteholders to execute and deliver this Second Amendment, the Company represents and warrants (which representations and warranties shall survive the execution and delivery of this Second Amendment) to the Noteholders that:

(a)       this Second Amendment has been duly authorized, executed and delivered by the Company and this Second Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(b)      the Note Purchase Agreement, as amended by this Second Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(c)       the execution, delivery and performance by the Company of this Second Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, including, without limitation, the Bank Credit Agreement, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 3.1(c);

(d)      as of the date hereof and after giving effect to this Second Amendment, no Default or Event of Default has occurred which is continuing; and

(e)       The Company has not paid any consideration in connection with this Second Amendment or any similar amendment, waiver or modification in respect of other Debt of the Company other than legal fees and expenses.

ARTICLE IV

MISCELLANEOUS

Section 4.1.      This Second Amendment shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this Second Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

Section 4.2.      Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Note Purchase Agreement without making specific reference to this Second Amendment but nevertheless all such references shall include this Second Amendment unless the context otherwise requires.

Section 4.3.      The descriptive headings of the various Sections or parts of this Second Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 4.4.      This Second Amendment shall be governed by and construed in accordance with New York law.

Section 4.5.      Each Subsidiary Guarantor acknowledges that its consent to this Second Amendment is not required, but each Subsidiary Guarantor nevertheless hereby agrees and consents to this Second Amendment and to the documents and agreements referred to herein.  Each Subsidiary Guarantor agrees and acknowledges that (i) notwithstanding the effectiveness of this Second Amendment, each Subsidiary Guaranty (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time) shall remain in full force and effect without modification thereto, and (ii) nothing herein shall in any way limit any of the terms or provisions of each Subsidiary Guaranty executed by any Subsidiary Guarantor, all of which are hereby ratified, confirmed and affirmed in all respects.  Each Subsidiary Guarantor hereby agrees and acknowledges that no other agreement, instrument, consent or document shall be required to give effect to this section.  Each Subsidiary Guarantor hereby further acknowledges that the Company may from time to time enter into any further amendments, modifications, terminations and/or waivers of any provisions of the Note Purchase Agreement without notice to or consent from any Subsidiary Guarantor and without affecting the validity or enforceability of any Subsidiary Guaranty giving rise to any reduction, limitation, impairment, discharge or termination of any Subsidiary Guaranty.

Section 4.6.      This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution hereof by the Company shall constitute a contract between the Company and the Noteholders for the uses and purposes hereinabove set forth, and this Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.  Delivery of this Second Amendment by facsimile, electronic mail or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.  The parties agree to electronic contracting and signatures with respect to this Second Amendment.  Delivery of an electronic signature to, or a signed copy of, this Second Amendment by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Second Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Company, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York

State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

Very truly yours,

THE MARCUS CORPORATION

By:	/s/ Steven S. Bartelt
Name: Steven S. Bartelt
Title: Assistant Secretary

SIGNATURE PAGE TO

SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

ACKNOWLEDGED:

B & G SUN PRAIRIE, LLC
B&G REALTY, LLC
BROOKFIELD CORNERS DEVELOPMENT, LLC
CAFE REFRESHMENTS, INC.
CAPTAINS-KENOSHA, INC.
CENTURY LAKES WP CINEMA, LLC
COLONY INNS RESTAURANT CORPORATION
CORNERS OF BROOKFIELD, LLC
EFAH, LLC
FAMILY ENTERTAINMENT, LLC
FIRST AMERICAN FINANCE CORPORATION
GRAND GENEVA, LLC
GRAYDIENT CREATIVE, LLC
GS HOLDINGS, INC.
HOSPITALITAS INDEMNITY, INC.
INTERNATIONAL EXPORTS CHICAGO, LLC
INTERNATIONAL EXPORTS, LLC
MARCUS BIS PARTNERS, LLC
MARCUS BIS, LLC
MARCUS BLOOMINGTON, LLC
MARCUS CINEMAS OF MINNESOTA AND ILLINOIS, INC.
MARCUS CINEMAS OF OHIO, LLC
MARCUS CINEMAS OF WISCONSIN, LLC
MARCUS CONSID, LLC
MARCUS DEVELOPMENT, LLC
MARCUS EL PASO, LLC
MARCUS FRANKLIN, LLC
MARCUS HOTELS ASSOCIATES, INC.
MARCUS HOTELS HOSPITALITY, LLC
MARCUS HOTELS, INC.
MARCUS HOUSTON, LLC
MARCUS LINCOLN HOTEL, LLC
MARCUS LINCOLN, LLC
MARCUS MANAGEMENT LAS VEGAS, LLC
MARCUS MARYLAND, LLC
MARCUS MIDWEST, LLC
MARCUS MURIETA, LLC

By:	/s/ Steven S. Bartelt
Name: Steven S. Bartelt
Title: Assistant Secretary

SIGNATURE PAGE TO

SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

ACKNOWLEDGED:

MARCUS NORTH HOLLYWOOD, LLC
MARCUS NORTHSTAR, INC.
MARCUS OMAHA, LLC
MARCUS RESTAURANTS, INC.
MARCUS RS, LLC
MARCUS SCHIL, LLC
MARCUS SKIRVIN, INC.
MARCUS SOUTHPORT, LLC
MARCUS SOUTHRIDGE DEVELOPMENT, LLC
MARCUS SPB, LLC
MARCUS THEATRES MANAGEMENT, LLC
MARCUS THEATRES CORPORATION
MARCUS W, LLC
MCS CAPITAL, LLC
MH EXCHANGE HOLDINGS, LLC
MH EXCHANGE III, LLC
MH EXCHANGE IV, LLC
MH EXCHANGE V, LLC
MH EXCHANGE VI, LLC
MH EXCHANGE, LLC
MILWAUKEE CITY CENTER, LLC
MMT LAPAGAVA, LLC
MMT TEXNY, LLC
MOORHEAD GREEN, LLC
NEBRASKA ENTERTAINMENT, INC.
PARKWOOD WESTPOINT PLAZA, LLC
P-CORN ACQUISITIONS OF MINNESOTA AND ILLINOIS, LLC
P-CORN ACQUISITIONS MISSOURI CORPORATION
P-CORN ACQUISITIONS, LLC
PLATINUM CONDOMINIUM DEVELOPMENT, LLC
PLATINUM HOLDINGS LAS VEGAS, LLC
RESORT MISSOURI, LLC
RUSH ONTARIO, LLC
SAFARI MADISON, LLC
SAUK RAPIDS CINEMA, LLC
SHIP, LLC
SPRINGDALE 2006, LLC

By:	/s/ Steven S. Bartelt
Name: Steven S. Bartelt
Title: Assistant Secretary

SIGNATURE PAGE TO

SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

Accepted as of the date first written above.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By: Northwestern Mutual Investment Management Company, LLC, Its Investment Adviser

	By	/s/ Daniel J. Julka
Name: Daniel J. Julka
Managing Director

We acknowledge that we hold $23,300,000 4.02% Senior Notes, due August 14, 2025

NORTHWESTERN LONG TERM CARE INSURANCE COMPANY

	By	/s/ Daniel J. Julka
Name: Daniel J. Julka
Title: Its Authorized Representative

We acknowledge that we hold $700,000 4.02% Senior Notes, due August 14, 2025

SIGNATURE PAGE TO

SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

Accepted as of the date first written above.

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

	By	/s/ Brian Keating
Name: Brian Keating
Title: Senior Managing Director

We acknowledge that we hold $11,000,000 4.02% Senior Notes, due August 14, 2025

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

	By	/s/ Brian Keating
Name: Brian Keating
Title: Senior Managing Director

We acknowledge that we hold $2,000,000 4.02% Senior Notes, due August 14, 2025

SIGNATURE PAGE TO

SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

Accepted as of the date first written above.
STATE OF WISCONSIN INVESTMENT BOARD

	By	/s/ Chris Presitgiacomo
Name: Chris Presitgiacomo
Title: Portfolio Manager

We acknowledge that we hold $13,000,000 4.02% Senior Notes, due August 14, 2025

SIGNATURE PAGE TO

SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

EXHIBIT A

[see attached]

EXHIBIT B

[see attached]

June 26, 2020

To:The Borrower and the Lenders under the Credit Agreement referenced below

Re:Credit Agreement dated as of January 9, 2020 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”) among the Marcus Corporation (the "Borrower"), the Lenders party hereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"), U.S. Bank National Association, as Syndication Agent, and Wells Fargo Bank, National Association and Bank of America, N.A., as Co-Documentation Agents.

Ladies/Gentlemen:

The Borrower has requested an extension of time to complete the post-closing matters required under the Section 5.17 of the Credit Agreement to August 14, 2020. This letter will confirm that the Lenders consent to such extension, and that the parties hereto agree that the “Post-Closing Date” under Section 5.17 of the Credit Agreement is modified from (a) 60 days after the First Amendment Effective Date to (b) August 14, 2020; provided that the noteholders of the Senior Notes consent to same extension under the agreements governing the Senior Notes.

The Borrower acknowledges and agrees that the consent contained herein is a limited, specific and onetime consent as described above, and shall not entitle the Borrower to any consent, waiver, amendment, modification or other change to, of or in respect of any provision of any of the Loan Documents in the future in similar or dissimilar circumstances. Except as expressly modified hereby, the Borrower acknowledges and agrees that each Loan Document is ratified and confirmed and shall remain in full force and effect, and it has no set off, counterclaim, defense or other claim or dispute with respect to any Loan Document.

All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement. This letter may be executed in any number of counterparts, and signatures sent by facsimile or other electronic imaging shall be effective as originals. This letter is a Loan Document. This letter shall not be effective as until it is signed by the Borrower and the Required Lenders.

Very truly yours,

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By:	/s/ Sally Weiland
Name: Sally Weiland
Title: Authorized Signer

Marcus June 2020 Consent Letter Signature Page

ACCEPTED AND AGREED:

THE MARCUS CORPORATION

By:	/s/ Steven S. Bartelt
Name: Steven S. Bartelt
Title: Assistant Secretary

Marcus June 2020 Consent Letter Signature Page

U.S. BANK NATIONAL ASSOCIATION, individually and as Syndication Agent

By:	/s/ Monica A. Stariha
Name:Monica A. Stariha
Title:Vice President

Marcus June 2020 Consent Letter Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually and as a Co- Documentation Agent

By:	/s/ Jeanne Zeske
Name: Jeanne Zeske
Title: Senior Vice President

Marcus June 2020 Consent Letter Signature Page

BANK OF AMERICA, N.A.,
individually and as a Co-Documentation Agent

By:	/s/ Steven K. Kessler
Name: Steven K. Kessler
Title: Senior Vice President

Marcus June 2020 Consent Letter Signature Page

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By:	/s/ Kurt Marsan
Name: Kurt Marsan
Title: Vice President

Marcus June 2020 Consent Letter Signature Page

BMO HARRIS BANK, N.A.

By:	/s/ Anthony W. Bartell
Name: Anthony W. Bartell
Title: Senior Vice President & Director

Marcus June 2020 Consent Letter Signature Page

ASSOCIATED BANK, N.A.

By:	/s/ Dan Holzhauer
Name: Dan Holzhauer
Title: Senior Vice President

Marcus June 2020 Consent Letter Signature Page